EXHIBIT 10.19
FORM OF PRIVATEBANCORP, INC.
INDUCEMENT PERFORMANCE SHARE AWARD AGREEMENT
     As an inducement to the undersigned Grantee (“Grantee”) to accept an offer of employment with the Company, this Inducement Performance Share Award Agreement (“Agreement”) is entered into as of the date set forth on the signature page hereof by and between PrivateBancorp, Inc., a Delaware corporation (the “Company”), and the Grantee. Except as otherwise indicated or defined herein, all words with initial capitals shall have the same meaning as ascribed to them in the PrivateBancorp, Inc. Strategic Long-Term Incentive Compensation Plan (the “Plan”). Grantee acknowledges receipt of a copy of the Plan.
     WHEREAS, the Company desires to grant to Grantee a certain number of shares of Common Stock, subject to the restrictions, and on the terms and conditions, set forth in the Plan and this Agreement;
     NOW, THEREFORE, the parties hereto agree as follows:
     1. Grant of Award; Form of Award.
          (a) Upon the execution and delivery of this Agreement and the related Performance Share Award Certificate of even date herewith attached hereto (the “Performance Share Award Certificate”), and subject to the terms and conditions of the Plan (the terms and provisions of which are incorporated herein and expressly made a part hereof), the Company hereby grants to Grantee the aggregate number of shares of Common Stock of the Company set forth on the Performance Share Award Certificate issued in connection with this award (“Performance Shares”), subject to the restrictions and on the terms and conditions set forth herein, the Performance Share Award Certificate and in the Plan (the “Award”) and subject to any adjustment as provided in the Performance Share Award Certificate and the Plan. As soon as practicable after Grantee has executed this Agreement and the documents described in Section 1(b) below, and delivered the same to the Company, the Company shall cause to be issued in Grantee’s name a stock certificate representing the total number of shares of Common Stock covered by this Award in accordance with Section 4, below. In the discretion of the Committee, the Performance Shares awarded to Grantee hereunder may be non-certificated and, accordingly, issuances and transfers shall be reflected on the stock ledger books and records of the Company and no certificate of shares of Common Stock in respect of Grantee’s shares will be issued to Grantee, to the extent not prohibited by applicable law, the Company’s certificate of incorporation and by-laws, or the rules of any stock exchange.
          (b) Grantee shall indicate acceptance of the terms of the Award by signing and returning a copy hereof and shall sign and return the irrevocable stock power attached hereto to facilitate the transfer of some or all of the shares covered by the Award to the Company (or its assignee or nominee) if required under the terms of this Agreement or applicable laws or regulations.
     2. Restrictions. The Performance Shares granted under this Award shall be subject to the restrictions set forth in Section 9 of the Plan and a prohibition on the sale, transfer, assignment, pledge or encumbrance of the Performance Shares, prior to the date on which such Performance Shares vest upon satisfaction of the Performance Objectives and continuous employment requirements set forth in Section 5 hereof and on the Performance Share Award Certificate. For the purposes of this Award, the period from January 1, 2008 through December 31, 2012 is hereinafter referred to as the “Performance Period.” For all purposes under this Award, Performance Shares shall be “vested” as to such Performance Shares for which the Grantee has been continuously employed with the Company or a Subsidiary and the Performance Objectives (or other conditions) have been satisfied in accordance with Section 5 hereof, and upon such satisfaction the restrictions on such Performance Shares shall lapse and the Performance Shares shall become unrestricted. Sale, transfer and other disposition of the Performance Shares following vesting as to any portion of the Performance Shares awarded hereunder may be limited by the absence of an established trading market for such shares and/or the provisions of applicable securities laws. The Performance Shares shall not be vested upon expiration of the Performance Period as to any shares awarded hereunder if such vesting would constitute a violation of any applicable federal or state securities or other law or regulation and shall only vest as may be permitted under such law or regulation upon the termination of such violation.
     3. Voting Rights; Dividends. Grantee shall have the right to vote the shares of Common Stock covered by this Award. Grantee shall have the right to receive dividends on the shares of Common Stock covered by this Award unless and until such shares are forfeited pursuant to Section 5 hereof; provided, any such dividends payable hereunder on unvested Performance Shares shall be deferred and paid to the Grantee (without interest), only to the extent such Performance Shares subsequently vest, as soon as practicable after the date of vesting but not later than the first March 15 following the date of vesting.
     4. Custody and Delivery of Shares. Each certificate representing the shares of Common Stock covered by this Award that may be issued in the name of Grantee shall bear appropriate legends regarding this Agreement and such other restrictions on transferability, which are substantially similar to the legend set forth as follows:
     “The shares represented by this certificate are deemed to be performance shares subject to transfer restrictions based on continuous service until December 31, 2012 (which is the fiscal year ending date that immediately follows the fifth anniversary of the date the Award was made) and the attainment of certain Performance Objectives, or other conditions, as applicable to awards of performance shares pursuant to the PrivateBancorp, Inc. Strategic Long-Term Incentive Compensation Plan and the Performance Share Award Agreement covering these shares, copies of which are available from PrivateBancorp, Inc.”
The Company shall hold any certificate for shares of Common Stock covered by this Award until the Performance Shares represented hereby vest pursuant to the Performance Share Award Certificate and Section 5 of this Agreement, and if so certificated shall thereupon, subject to the satisfaction of any applicable federal, state, local or other tax withholding obligations and applicable securities laws, deliver the certificate for the unrestricted shares to Grantee, and destroy the stock power referred to in Section 1(b) relating to the unrestricted shares, or use it to authorize the withholding of shares for payment of taxes, pursuant to Section 7, below.

     5. Vesting; Effect of Termination of Employment.
          (a) Except to the extent provided in Section 5(b), (c) or (d) below, the Performance Shares covered by this Award shall vest to the extent of the attainment of Performance Objectives (or other conditions) and Grantee’s continuous employment with the Company or a Subsidiary, as set forth in the Performance Share Award Certificate.
          (b) In the event of the termination of Grantee’s employment with the Company and its Subsidiaries for any reason prior to the last day of the Performance Period and prior to the occurrence of a Change of Control, other than due to Grantee’s death, Disability, involuntary termination of employment by the Company and all Subsidiaries without Cause or voluntary termination of Grantee’s employment with the Company and all Subsidiaries for Good Reason (as such terms are defined below), Grantee shall forfeit all of the Performance Shares covered by this Award which had not become vested on or prior to the date of such termination in accordance with the terms of the Performance Share Certificate, and Grantee shall have no further rights to said shares or any amounts attributable thereto.
          (c) In the event of a Termination of Grantee by the Company without Cause, Grantee’s Resignation for Good Reason or after the Grantee has attained age 62 and has been credited with 10 or more years of service with the Company and its Subsidiaries (including prior service with LaSalle Bank, N.A. and its affiliates) or Grantee’s death or Disability, prior to the occurrence of a Change of Control, on the last day of the fiscal year in which such Termination, Resignation, death or Disability occurs:
          (i) Grantee shall become vested in such number of unvested Performance Shares as is required for Grantee to be vested (including all Performance Shares that had previously vested) in the greater of:
               (1) The number of Performance Shares in which Grantee would have been vested had Grantee’s employment continued until the last day of the fiscal year in which such employment termination occurs; and
               (2) The number of Performance Shares that equals the product of (x) the total number of Performance Shares covered by this Award multiplied by (y) 5% multiplied by (z) the number of whole or partial fiscal years of Grantee’s continuous employment with the Company or a Subsidiary during the Performance Period; and
          (ii) To the extent that any portion of the Performance Shares became Time-Vesting Restricted Shares pursuant to Section 3 of the Performance Share Award Certificate prior to the date of termination, (x) such Time-Vesting Restricted Shares shall not be considered Performance Shares for purposes of Section (5)(c)(i), and (y) 20% of the total number of Time-Vesting Restricted Shares shall become immediately vested on the date of employment termination (in addition to any Time-Vesting Restricted Shares that previously became vested).
          (iii) In the case of Grantee’s death, any such vested Performance Shares or Time-Vesting Restricted Shares under this Section 5(c) shall be paid to Grantee’s beneficiary or beneficiaries designated pursuant to Section 8, below.

          (d) If a Change of Control occurs during the Performance Period while Grantee has been continuously employed with the Company or its Subsidiaries, all of the Performance Shares covered by this Award shall be immediately vested, to the extent not previously vested.
          (e) Definitions. For purposes of this Agreement, the following terms shall have the meaning defined below:
          (i) “Cause,” in connection with an involuntary termination of Grantee’s employment, means:
               (1) In the case in which Grantee has entered into an employment agreement (including, but not limited to, a term sheet agreement) with the Company or a Subsidiary as in effect on the date hereof, or Grantee otherwise is at any time participating in a severance plan for executives of the Company or a Subsidiary, which provides for an involuntary termination of Grantee’s employment for any reason set forth as constituting “Cause” under such of Grantee’s employment agreement or severance plan for executives (as the case may be).
                         (2) In the case in which there is no employment agreement in effect between Grantee and the Company or any Subsidiary or severance plan for executives of the Company or a Subsidiary in which Grantee is at any applicable time participating, any of the following reasons:
                    a. The commission by Grantee, as reasonably determined by the Committee, of any theft, embezzlement or felony against the Company or any Subsidiary;
                    b. The commission of an unlawful or criminal act by Grantee resulting in material injury to the business or property of the Company or any Subsidiary or of an act generally considered to involve moral turpitude, all as reasonably determined by the Committee;
                    c. The commission of an intentional act by Grantee in the performance of Grantee’s duties as an employee of the Company or any Subsidiary amounting to gross negligence or misconduct or resulting in material injury to the business or property of the Company or Subsidiaries, all as reasonably determined by the Committee; or
                    d. The habitual drunkenness or drug addiction of Grantee, as reasonably determined by the Committee.
          (ii) “Change of Control” shall be deemed to have occurred upon the happening of any of the following events:
               (1) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, or (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 30% or more of the total voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors (the “Voting Stock”), provided, however, that the following shall not constitute a change in control: (x) such person becomes a beneficial owner of 30% or more of the Voting Stock as the result of an acquisition of such Voting Stock directly from the Company, or (y) such person becomes a beneficial owner of 30% or more of the Voting Stock as a result of the decrease in the number of outstanding shares of Voting Stock caused by the repurchase of shares by the Company; provided, further, that in the event a person described in clause (x) or (y) shall thereafter increase (other than in circumstances described in clause (x) or (y)) beneficial ownership of stock representing more than 1% of the Voting Stock, such person shall be deemed to become a beneficial owner of 30% or more of the Voting Stock for purposes of this Section 5(e)(ii)(1), provided such person continues to beneficially own 30% or more of the Voting Stock after such subsequent increase in beneficial ownership, or
               (2) Individuals who, as of November 1, 2007, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director, whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 promulgated under the Exchange Act); or
               (3) Consummation of a reorganization, merger or consolidation or the sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless (x) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the total voting power represented by the voting securities entitled to vote generally in the election of directors of the corporation resulting from the Business Combination (including, without limitation, a corporation which as a result of the Business Combination owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to the Business Combination of the Voting Stock of the Company, and (y) at least a majority of the members of the board of directors of the corporation resulting from the Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or action of the Incumbent Board, providing for such Business Combination; or

               (4) Approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company; or
               (5) (x) a sale or other transfer of the voting securities of the Bank, whether by stock, merger, joint venture, consolidation or otherwise, such that following said transaction the Company does not directly, or indirectly through majority owned subsidiaries, retain more than 50% of the total voting power of the Bank represented by the voting securities of the Bank entitled to vote generally in the election of the Bank’s directors; or (y) a sale of all or substantially all of the assets of the Bank other than to the Company or any Subsidiary.
          (iii) “Disability” means a termination of Grantee’s employment as a result of a permanent disability, as determined by the Committee in accordance with either Section 23(e)(3) of the Code, after receipt of medical advice, or as entitles Grantee to payments of benefits under a long-term disability benefit plan of the Company or a Subsidiary in which he participates.
          (iv) “Good Reason,” in connection with a voluntary termination of Grantee’s employment, means only (x) such term (or comparable term) as is defined in any employment agreement (including, but not limited to, a term sheet agreement) between Grantee and either of the Company or a Subsidiary as in effect on the date hereof, or (y) such term (or comparable term) as is defined in any severance plan for executives of the Company or a Subsidiary in which Grantee is participating at any time on or after the date hereof, which in the case of (x) or (y) provides for severance benefits payable to Grantee upon such a voluntary termination thereunder.
     6. Adjustment Upon Changes in Capitalization. Any additional share of Common Stock or other securities or property issued with respect to the Common Stock covered by this Award, as a result of any declaration of stock dividends, through recapitalization resulting in stock splits, combinations or exchanges of shares or otherwise, shall be subject to the restrictions and terms and conditions set forth herein.
     7. Payment of Taxes. Grantee or Grantee’s legal representative shall be required to pay to the Company the amount of any federal, state, local or other taxes which the Company determines it is required to withhold and pay over to governmental tax authorities with respect to shares of Common Stock covered by this Award on the date on which the Company’s tax liability arises with respect to such shares (the “Tax Date”). Grantee may satisfy such obligation by any of the following means: (a) cash payment to the Company, (b) delivery to the Company of Previously-Acquired Shares of Common Stock having an aggregate Fair Market Value determined as of the Tax Date that equals the amount required, (c) with the consent or the direction of the Committee, authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value determined as of the Tax Date that equals the amount required, or (d) any combination of (a), (b), and (c). The value of any shares withheld may not be in excess of the amount of taxes required to be withheld by the Company determined by applying the applicable minimum statutory withholding tax rates.

     8. Beneficiary. Grantee may name, from time to time, any beneficiary or beneficiaries to whom the shares of Common Stock covered in this Award shall be paid in case of his death before receipt of such shares. Each designation shall be on a form prescribed for such purpose by the Committee and shall be effective only as set forth therein.
     9. Compliance with Certain Laws and Regulations. If the Committee shall determine, in its discretion, that:
          (a) the listing, registration or qualification of the Performance Shares covered by this Award upon any securities exchange or under any law or regulation, or that the consent or approval of any governmental regulatory body is necessary or desirable in connection with the granting of Performance Shares hereunder and, as a condition to receipt of Performance Shares covered by this Award, Grantee shall supply the Committee or Company, as the case may be, with such certificates, representations and information as the Committee or Company, as the case may be, may request and shall otherwise cooperate with the Company in obtaining any such listing, registration, qualification, consent or approval, or
          (b) despite the Committee’s commercially reasonable efforts, and in the absence of approval of the Plan and this Award by stockholders holding shares representing a majority of the votes entitled to vote thereunder prior to the date on which the Performance Shares vest (or any such portion thereof), such listing, registration or qualification of shares subject to the Award shall not be obtainable, the shares of Common Stock awarded hereunder shall be automatically repurchased from Grantee by the Company and the Award shall be settled in cash in an amount per share equal to the Fair Market Value of a share of Common Stock on the date that is six months and one day after the date of such vesting (or portion thereof) (and subject to applicable cash tax withholding therefrom in accordance with Section 7 hereof) and shall be payable at the same time and in the same manner as dividends are payable under Section 3 hereof, subject to Section 18 hereof.
     10. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, delivered by overnight courier, or mailed by first class mail, to Grantee at the address set forth on the records of the Company, to the Company at its offices at 70 West Madison Street, Suite 900, Chicago, Illinois 60602, or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when received.
     11. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
     12. Complete Agreement. This Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     13. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.
     14. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Grantee, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), and is intended to bind all successors and assigns of the respective parties, except that Grantee may not assign any of Grantee’s rights or obligations under this Agreement except to the extent and in the manner expressly permitted hereby.
     15. Remedies. Subject to the provisions of Section 19, each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. Subject to the provisions of Section 19, the parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.
     16. Waiver or Modification. Any waiver or modification of any of the provisions of this Agreement shall not be valid unless made in writing and signed by the parties hereto. Waiver by either party of any breach of this Agreement shall not operate as a waiver of any subsequent breach.
     17. Miscellaneous.
          (a) The Company shall pay all original issue or transfer taxes with respect to the issuance or delivery of shares of Common Stock pursuant hereto and all other fees and expenses incurred by the Company in connection therewith, and shall use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.
          (b) This Agreement shall not be construed as an employment contract and does not give Grantee any right to continued employment by the Company or any affiliate of the Company or to the receipt of any future Performance Share or other awards under the Plan.
          (c) This Agreement and the Award is subject to (i) the terms and conditions of the Plan and (ii) all good faith determinations of the Committee and of the Company pursuant to the Plan.
     18. Section 409A. To the extent that any portion of this Award shall be subject to Section 409A of the Code (“Section 409A”) pursuant to Section 3 or Section 9(b) (as other than a short-term deferral thereunder), it is intended that the Award and all amounts payable hereunder, and exercise of authority or discretion hereunder, shall comply with Section 409A so as not to subject Grantee to the payment of any interest or additional tax imposed under Section 409A. In furtherance of thereof, anything in this Award to the contrary notwithstanding, any amount under this Award that is subject to the provisions of Section 409A that is payable upon a termination of Grantee’s employment involuntarily by the Company without Cause or voluntarily by Grantee for Good Reason under Section 5(c) occurring while Grantee shall be a “specified employee” (within the meaning of Treasury Regulation Section 1.409A-1(i)) of the Company, shall be paid on the earlier of (i) the date that is six months following such termination or (ii) the date of the Grantee’s death following such termination, or, if applicable, six months following a later date constituting a “separation from service” under Treasury Regulation Section 1.409A-1(h). To the extent that any United States Department of the Treasury regulations, guidance, interpretations or changes to Section 409A would result in Grantee becoming subject to interest and additional tax under Section 409A, the Company and Grantee agree to amend this Award Agreement to bring the Award into compliance with Section 409A.
     19. Remedy for Breach of Non-Competition Covenant. Grantee acknowledges and agrees that, as a condition to the Award of Performance Shares to Grantee, Grantee is subject to a covenant prohibiting Grantee’s competition, as particularly set forth in Grantee’s term sheet agreement (“Term Sheet Agreement”), governing the terms of Grantee’s employment with The PrivateBank and Trust Company (the “Bank”), a Subsidiary of the Company, the terms of which covenant are incorporated by reference herein. Pursuant to the terms of such non-competition covenant, in the Term Sheet Agreement Grantee agreed, and hereby reaffirms such agreement, that as the Company’s and the Bank’s sole remedy for Grantee’s breach (or threatened breach) of the non-competition covenant, respecting this Award:
          (a) Grantee shall immediately forfeit all Performance Shares (whether then vested or unvested) then held by Grantee (and thereupon this Award shall terminate and any certificate issued in respect of this Award shall be canceled);
          (b) Grantee shall immediately repay to the Company a cash sum in the principal amount equal to all gross proceeds (before-tax) realized by Grantee upon the sale or other disposition of the Performance Shares occurring at any time during the period commencing on the date that is three years before the date of termination of Grantee’s employment with the Bank (the Company and all Subsidiaries of the Company) and ending on the date that the non-competition covenant under the Term Sheet Agreement lapses (“Refund Period”), together with interest accrued thereon, from the date of such breach or threatened breach, at the prime rate (compounded calendar monthly) as published from time to time in The Wall Street Journal, electronic edition (“Interest”); and
          (c) Grantee shall repay to the Company a cash sum equal to the fair market value of all of the Performance Shares transferred by Grantee as a gift or gifts at any time during the Refund Period, together with Interest, and for which purpose, “fair market value” shall be the Fair Market Value of one share of Common Stock on the date such gift occurs.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement effective on the ___day of                     , 200_.

PRIVATEBANCORP, INC.

By:
Name:
Title:

GRANTEE

Signature
Name:

Grant Date:	Number of Shares:

___, 200_
PRIVATEBANCORP, INC.
PERFORMANCE SHARE AWARD CERTIFICATE
     THIS CERTIFIES THAT                                          has been awarded                                           shares of Common Stock, without par value, of PRIVATEBANCORP, INC. (“Performance Shares”), subject to the terms and conditions of this Performance Share Award Certificate, the related Performance Share Award Agreement of even date herewith and the PrivateBancorp, Inc. Strategic Long-Term Incentive Compensation Plan (“Plan”).
     The terms and conditions upon which the restrictions under the Performance Shares shall lapse and become unrestricted (i.e., upon which such Performance Shares shall vest) are set forth as follows:
     1. Except as otherwise may be provided in Section 2 or Section 3 of this Performance Share Award Certificate, the Performance Share Award Agreement or the Plan, all or a portion of the Performance Shares shall vest on the last day of the fiscal year in which the applicable Share Price Performance Objective, below, is attained during such fiscal year, provided that Grantee was continuously employed with the Company or a Subsidiary through such fiscal year-end date:

Portion of Performance Shares
Share Price Performance Objective:	Becoming Vested:
(including Performance Shares that
previously became vested)
Attainment of a Share Price of $33.49 during any 20 consecutive trading days during the fiscal year ending December 31, 2008	20%
Attainment of a Share Price of $40.19 during any 20 consecutive trading days during the fiscal year ending December 31, 2009	40%
Attainment of a Share Price of $48.23 during any 20 consecutive trading days during the fiscal year ending December 31, 2010	60%
Attainment of a Share Price of $57.87 during any 20 consecutive trading days during the fiscal year ending December 31, 2011	80%
Attainment of a Share Price of $69.45 during any 20 consecutive trading days during the fiscal year ending December 31, 2012	100%

     Any Performance Shares for which the Share Price Performance Objective, above, is not attained during the applicable fiscal year, above, shall be forfeited as of December 31, 2012.
     For purposes hereof, “Share Price” shall mean the closing price (determined without regard for any after-hours trading) for Company Common Stock as reported by the NASDAQ Global Select Market on the relevant valuation date during which the NASDAQ Global Select Market is open for trading.
     2. To the extent that, upon completion of the Performance Period, Grantee had become vested in fewer than 25% of the total number of Performance Shares Awarded hereunder as a result of the attainment of the Share Price Performance Objectives set forth under Section 1, above, on December 31, 2012 Grantee shall become vested in such number of Performance Shares such that Grantee is then vested in 25% of the total number of Performance Shares awarded hereunder including all Performance Shares that previously became vested, provided that Grantee was continuously employed with the Company or a Subsidiary through December 31, 2012.
     3. In the event that the Company (or a Subsidiary) fails to consummate a transaction raising at least $150 million of new cash capital on or before March 31, 2008, on April 1, 2008 all of the Share Price Performance Objectives shall immediately lapse as to one-quarter of the Performance Shares Awarded hereunder and such Performance Shares shall thereafter be regarded as “Time-Vesting Restricted Shares” which shall vest and become unrestricted upon Grantee’s satisfaction of the Continuous Employment Vesting Requirement below:

Portion of Time-Vesting Restricted Shares
Continuous Employment Vesting Requirement:	Becoming Vested:
(including Time-Vesting Restricted Shares
that previously became vested)
Continuous employment with the Company or a Subsidiary until December 31, 2008	20%
Continuous employment with the Company or a Subsidiary until December 31, 2009	40%
Continuous employment with the Company or a Subsidiary until December 31, 2010	60%
Continuous employment with the Company or a Subsidiary until December 31, 2011	80%
Continuous employment with the Company or a Subsidiary until December 31, 2012	100%
     Any Performance Shares becoming Time-Vested Performance Shares under this Section 3 shall thereafter not be regarded as Performance Shares for purposes of Sections 1 and 2 of this Performance Share Award Certificate.

     4. The Committee shall have the authority to modify any and all of the Share Price Performance Objectives, in the Committee’s good faith discretion, as the Committee deems appropriate in connection with any acquisition, reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution, or similar transaction.
     IN WITNESS WHEREOF, PRIVATEBANCORP, INC. has caused this Performance Share Award Certificate to be signed by its duly authorized officer this ___ day of                     , 200_.

By:
Name:
Title:

ASSIGNMENT SEPARATE FROM CERTIFICATE
     FOR VALUE RECEIVED, I,                                         , hereby assign and transfer unto                                                                                                        shares of the Common Stock of PrivateBancorp, Inc. (the “Company”) in my name on the books of the Company.
     I do hereby irrevocably constitute and appoint                                                                                   as my attorney-in-fact to transfer the said stock on the books of the within named Company with full power of substitution in the premises. By execution hereof, I represent that such shares now stand in my name on the books of the Company.

Signature
Name:
Dated as of                      ___, 20___

IN THE PRESENCE OF:

BENEFICIARY DESIGNATION FORM FOR PERFORMANCE SHARE
     Performance Share Award Agreement(s) (the “Performance Share Award(s)”) dated (fill in Performance Share Award Dates):

     You may designate a primary beneficiary and a secondary beneficiary to whom rights under your Performance Share Award Agreements will pass in the event of your death. You may name more than one person as a primary or secondary beneficiary. For example, you may wish to name your spouse as primary beneficiary and your children as secondary beneficiaries. Your secondary beneficiary(ies) will have no rights with respect to your Performance Share Award(s) if any of your primary beneficiaries survive you. All primary beneficiaries will have equal rights with respect to your Performance Share Award(s) unless you indicate otherwise. The same rule applies for secondary beneficiaries.
Designate Your Beneficiary(ies):

Primary Beneficiary(ies) (give name, address and relationship to you):

Secondary Beneficiary(ies) (give name, address and relationship to you):

     I certify that my designation of beneficiary set forth above is my free act and deed and acknowledge that when effective it will revoke any prior designation I may have made with regard to the Performance Share Award(s) set forth above.

Signature
Printed Name:

Dated as of                      ___, 20___.
     This Beneficiary Designation Form for Performance Share shall be effective on the day it is received by the Chief Financial Officer (or his designee) of the Company at 70 West Madison Street, Chicago, Illinois 60602. This Form shall be (i) delivered to the Chief Financial Officer (or his designee) by personal delivery, facsimile, United States mail or by express courier service, and (ii) deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission or upon receipt by the Chief Financial Officer (or his designee) if by United States mail or express courier service; provided, however, that if this Form is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.
RECEIVED AND ACKNOWLEDGED:

PRIVATEBANCORP, INC.

By:
Name:
Title:	Chief Human Resources Officer or a Duly Authorized Designee